SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                November 14, 2002
                        ---------------------------------
                       (Date of earliest event reported)


                             RF Micro Devices, Inc.
                             ----------------------
             (Exact name of registrant as specified in its charter)

          North Carolina               0-22511                 56-1733461
-------------------------------      -----------            ----------------
(State or other jurisdiction of      (Commission            (I.R.S. Employer
 incorporation or organization)      file number)          Identification No.)



            7628 Thorndike Road
         Greensboro, North Carolina                         27409-9421
  ----------------------------------------                  ----------
  (Address of principal executive offices)                  (Zip code)





                                 (336) 664-1233
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE
         -----------------------------------------

Change in CEO
-------------

     On November 14, 2002, we announced that Robert A. Bruggeworth will succeed David A. Norbury as Chief Executive Officer in January 2003. Mr Norbury, who is retiring, plans to continue as a member of our board of directors. Mr Bruggeworth was appointed President of the Company in June 2002, having served in executive positions with the wireless products group since 1999. Before joining the Company in 1999, he held a number of executive management positions at AMP, Inc. a supplier of electrical and electronic connection devices. Mr. Bruggeworth, who is a member of the board of directors of LightPath Technologies, Inc., a manufacturer of high performance fiber optic components, will join our board of directors in January.

Synthetic Lease
---------------

     We  previously   reported  that  our  $30.0  million   investment  in  Jazz
Semiconductor, Inc. on October 15, 2002 resulted in a violation of certain restrictive covenants under our $100.0 million synthetic lease and that we had determined that we would not be in compliance with a consolidated total leverage ratio covenant under the synthetic lease. We further previously reported that we had obtained a temporary conditional waiver from the lenders with an expiration date of November 20, 2002.

     On November 19, 2002, we paid off the remaining amount of the synthetic lease, $84.5 million, with available cash on hand. As a result, our interest rate swap cash flow hedge, which was recorded on our balance sheet at its fair value of $8.3 million at September 28, 2002, is no longer eligible for hedge accounting and will be removed from our balance sheet. The pay-off for the interest rate swap was $7.8 million and was settled on November 21, 2002. The pay-off of the interest rate swap will be recognized as a loss for financial reporting purposes on our statement of operations for the current quarter and will be included as an expense in Other Income (Expense). The pay-off of the interest rate swap is expected to lower our reported interest expense in future periods. The interest expense related to the interest rate swap cash flow hedge was $1.4 million for the quarter ended September 28, 2002. At current interest rates and assuming a consistent level of underlying indebtedness, this would amount to a cost savings of $5.6 million annually.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        RF Micro Devices, Inc.

                                        By: /s/ William A. Priddy, Jr.
                                            --------------------------
                                            William A. Priddy, Jr.
                                 Vice President, Finance and Administration
                                 and Chief Financial Officer

Date:    November 26, 2002